UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, Andrew Pecora, MD resigned as Chief Medical Officer of PCT, a Caladrius Company, LLC ("PCT"), effective as of September 1, 2015. Dr. Pecora is also a member of the Board of Directors of Caladrius Biosciences, Inc. (the "Company") and shall remain on the Company's Board notwithstanding his resignation as Chief Medical Officer of PCT, the Company's wholly owned subsidiary. Dr. Pecora's resignation follows the qualification of a full-time permanent employee phyisician at PCT to assume the role of Chief Medical Officer of PCT. Pursuant to the terms of Dr. Pecora's resignation, all vested options granted to Dr. Pecora during his employment with the Company shall remain exercisable for a period of three years from the effective date of his resignation and all unvested options shall continue to vest while he remains a member of the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Robert S. Vaters
Name:	Robert S. Vaters
Title:	President and CFO

Dated:    August 21, 2015